EXHIBIT 10(A)

                         FOREMOST CORPORATION OF AMERICA
                              ANNUAL INCENTIVE PLAN

                            Restated January 1, 1996

PURPOSE: Annual cash incentive based upon performance against calendar year goals.

ELIGIBILITY:

      1. Person must be in an exempt job position with a Foremost Job Size rating of 220 Foremost Points or more.

      2. Must be employed at least 20 hours per week by Foremost Insurance Company Grand Rapids, Michigan or its property and casualty affiliates.

      3. Participants in this plan may not receive any other annual incentive payment or sales bonus, unless pro-rated among plans due to a change in jobs during the year.

      4. As a general rule, the participant must be employed by a participating company from the 1st working day of July through December 31 of the plan year.

            a. The exception to the 1st working day of July employment requirement is for persons on approved leave of absence;

            b.    Exceptions to the December 31 employment requirement are:

                  (1)   Persons on approved leave of absence;

                  (2)   Retirement at age 55 or more; or

                  (3)   Permanent disability or death.

            In the event that an eligible plan participant was not actively employed in an eligible job for the entire year or in the event of an exception, as provided in subparagraphs (a) or (b) above, bonus payment will be prorated based upon the number of full calendar months the person was actively employed in an eligible position during the calendar year if actual goals are ultimately met as of December 31 of the plan year.

            Any person who is terminated, for reasons other than those set forth above, or who resigns from employment during a plan year will not be eligible for payment for the year of termination or resignation.

BASIS OF AWARD:

      1. The Committee on Executive Management and Compensation of the Board of Directors of Foremost Corporation of America ("Compensation Committee") shall establish the following performance goals by December 31st of each year prior to the year of performance measurement, subject to ratification by the Board of Directors:

            a. EARNINGS PER SHARE ("EPS") OF FOREMOST CORPORATION OF AMERICA ("FCOA") - Threshold (Minimum), On-Plan (Target) and Outstanding (Maximum) Goals for the applicable performance year. EPS Goals shall remain confidential and shall not be disclosed to the plan participants until after the end of the performance year.

            b. COMBINED LOSS AND EXPENSE RATIO ("COMBINED RATIO") OF THE FCOA PROPERTY AND CASUALTY INSURANCE GROUP - Threshold (Minimum), On-Plan (Target) and Outstanding (Maximum) Goals for the applicable performance year.

            c. WRITTEN PREMIUM OF THE FCOA PROPERTY AND CASUALTY INSURANCE GROUP - Threshold (Minimum), On-Plan (Target), and Outstanding (Maximum) for the applicable year.

      2. SENIOR EXECUTIVE OFFICERS - For the Chief Executive Officer, President, Executive Vice Presidents and the Senior Vice President, Secretary and General Counsel of FCOA, the awards under this plan shall be based 50% on the EPS, 30% on the Combined Ratio and 20% on Written Premium results.

      3. OTHER PARTICIPANTS - For most other participants, the awards under this plan shall be based 50% on the Combined Ratio, 30% on the EPS and 20% on Written Premium or other divisional goals approved by the CEO. The CEO shall also have authority to establish different bonus goals or objectives for employee groups or for employees involved in special initiatives.

COMPUTATION OF PAYMENT:

      1. The measurement of performance against the goals will be on a GAAP basis as calculated by the Treasurer of FCOA. The Earnings Per Share calculation shall take into account the change (increase or decrease) in unrealized gain (after tax) on the "Total Return" investment portfolio of the FCOA consolidated group at year end compared to prior year end.

      2. Payment, if any, will be a percent of a participant's average annual base salary for the plan year.

      3. The opportunity percent will be established from time to time for each job based upon Foremost Job Size ratings. However, the Compensation Committee shall establish the opportunity percentages of the Senior Executive Officers.

      4. Within each Foremost Job Size Range there will be a range of opportunity levels providing:

            a. A maximum percent (defined as 150% of target percent) if performance meets or exceeds the "Outstanding Performance" goal;

            b.    A target percent if performance meets the "On-Plan" goal;

            c. A minimum percent (defined as 50% of target percent) if performance meets the "Threshold" goal, but is less than the "On-Plan" goal; and

            d.    No bonus (0%) if the "Threshold" goal is not met.

      5. If results fall within the Opportunity Levels, percentages will be pro-rated at least to the nearest 1/10th of a percentage point.

      6. Persons whose jobs change from one Foremost Job Size Range to another during a calendar year will be subject to pro-rated payment based upon the number of months in each range (partial months shall be credited to the previous position).

      7. The Compensation Committee shall certify in writing that the EPS, Combined Ratio and Written Premium performance goals were achieved prior to payment of the awards under this plan.

PAYMENT:

            Will be made in cash after certificate of results by the Compensation Committee.

EXHIBIT 10(B)

                                 FIRST AMENDMENT
                                       TO
                         FOREMOST CORPORATION OF AMERICA
                            LONG TERM INCENTIVE PLAN

      The First Amendment was made this 5th day of December, 1996, to be effective as set forth below:

      WHEREAS, Foremost Corporation of America ("Company") adopted a Long Term Incentive Plan, dated December 8, 1994, and effective January 1, 1995 ("Plan"); and

      WHEREAS, the Board of Directors of the Company approved the following amendments to said Plan effective as stated below;

      NOW, THEREFORE, the Plan is amended as follows:

      1. The definition of "Committee" as contained at Section 2.(c) of the Plan is amended, effective November 1, 1996, by substituting the word "two" for the word "three" as contained in the seventh line of said definition.

      2. Section 6.(a) is amended, effective January 1, 1996, by adding the following between the first and second sentences thereof:

            "ROE calculation for each year, beginning with 1996, shall take into account the change (increase or decrease) in the unrealized gain (after tax) on the "Total Return" investment portfolio of the Company and its consolidated subsidiaries as of December 31st of each applicable year compared to the prior December 31st."

      3. All other terms and conditions of the Plan, as amended, shall continue in force and effect as written, except as expressly amended above.

      IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by a proper officer as of the day and year first above written.

                                    FOREMOST CORPORATION OF AMERICA

                                    By

                                      ---------------------------------
                                          R. L. Antonini
                                    Its:  President and Chief Executive
                                          Officer

                            LONG-TERM INCENTIVE PLAN

                                DECEMBER 8, 1994

      1. PURPOSE. The purpose of the Foremost Corporation of America Long-Term Incentive Plan (the "Plan") is to promote the growth and profitability of the Company by providing the incentive of long-term equity rewards to those key employees who have had, and who are expected to continue to have, a significant impact on the performance of the Company, to encourage such employees to remain with the Company and to further identify their interest with those of the Company's stockholders.

      2. DEFINITIONS. For the purpose of the Plan, the following terms shall have the meanings indicated:

            (a) "Board of Directors" or "Board" shall mean the Board of Directors of Foremost.

            (b) "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not Foremost is then subject to such reporting requirement, other than an acquisition of control by the Company or an employee benefit plan maintained by the Company; PROVIDED, THAT, without limitation, a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) or 14(d)(2) of the Exchange Act) other than Foremost or an employee benefit plan maintained by the Company becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of Foremost representing twenty percent (20%) or more of the combined voting power of Foremost's then outstanding securities entitled to vote in the election of directors of Foremost; or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors cease for any reason to constitute a majority thereof (unless the election or nomination for election by Foremost's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period) or (iii) Foremost enters into an agreement, the consummation of which would result in the occurrence of a Change in Control as described above.

            (c) "Committee" shall mean either (i) the Board of Directors, PROVIDED, that, any action by the Board of Directors with respect to the Plan complies with the requirements of paragraph (b) of Rule 16b-3 promulgated under the Securities Exchange Action of 1934 ("Rule 16b-3") or
      (ii) the Committee on Executive Management and Compensation of the Board of Directors, or its functional successor, unless some other committee of the Board of Directors has been designated by the Board of Directors to administer the Plan, PROVIDED, that any such committee shall consist of three or more members of the Board of Directors who are not officers, or in the employ, of the Company and who are not eligible, and for a period of one year prior to the commencement of their service on the Committee have not been eligible, to participate in the Plan and who are disinterested persons within the terms of Rule 16b-3. Committee members shall serve at the pleasure of the Board of Directors.

            (d) "Common Stock" shall mean the common stock of Foremost, par value $1.00 per share.

            (e) "Company" shall mean Foremost and shall include each of its present or future subsidiaries, which are defined to include any corporation, partnership, or other organization in which Foremost has a proprietary interest by reason of stock ownership or otherwise, but only if Foremost owns or controls, directly or indirectly, stock or other interest possessing not less than 50% of the total combined voting power of all classes of stock or other equity interests in such corporation, partnership, or organization.

            (f) "Fair Market Value" of the Common Stock on any given date(s) shall mean: (i) the mean of the high and low sales prices on the date(s) in question of the Common Stock on the New York Stock Exchange or, if the Common Stock shall not have been traded on such exchange on any such date(s), the mean of the high and low sales process on Common Stock so traded; (ii) if the Common Stock is not traded on the New York Stock Exchange but is the subject of any published market quotations, the last sales price of the Common Stock on the date(s) in question as quoted on the NASDAQ National Market System, or if such price is not available on any such date(s) it shall be the mean between the high and low sales or between the bid and asked prices whether or not reported on NASDAQ on the date next preceding during which such stock was traded; and (iii) if no published market quotations for the Common Stock are available, Fair Market Value shall be determined in good faith by the Company.

            (g) "Foremost" means the Foremost Corporation of America, a Delaware corporation.

            (h) "Participant" shall mean an employee of the Company who has met the eligibility requirements set forth in Section 5 hereof and to whom a grant has been made and is outstanding under the Plan.

            (i) "Permanent Disability" shall mean a physical or mental condition of a Participant that, in the judgment of the Company, based on a certification by a licensed physician, prevents such Participant from being able to perform his normal duties and such condition has continued for a period of at least six months and is expected to continue.

            (j) "Restricted Shares" means shares of Common Stock awarded and transferred to a Participant subject to the conditions and restrictions specified in Section 7 of the Plan.

            (k) "Retirement" shall mean the cessation of employment, after the Participant has attained at least age 55 and completed at least 10 years of service with the Company, including service prior to the adoption of this Plan or at an earlier age or with fewer years of service with the consent of the Committee.

      3. ADMINISTRATION.

            (a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to: (i) select Participants after receiving the recommendations of the Chief Executive Officer of Foremost; (ii) determine the number of Restricted Shares subject to each grant; (iii) determine the time or times when grants are to be made; and (iv) prescribe the form or forms of the instruments evidencing any grants made hereunder, provided that such forms are consistent with the Plan. The Committee may (i) adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (ii) construe and interpret the Plan and any related documents such as the Restricted Share Agreement (as defined in Section 7(b); and (iii) make all other determinations necessary for the administration of the Plan. All determinations by the Committee shall be final and binding.

            (b) The Committee shall hold meetings at such times and places as it may determine or may act by telephonic conference or by written consent. The Committee may request advice or assistance or employ such other persons as are necessary for the proper administration of the Plan, and may delegate ministerial and clerical duties to management personnel of the Company, as it deems necessary.

      4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN. No more than 75,000 shares of Common Stock shall be issued as Restricted Shares under the Plan, subject to adjustment as provided in Section 9 hereof. All Shares of Common Stock granted as Restricted Shares hereunder shall either be newly authorized or treasury shares.

      5. ELIGIBILITY AND PARTICIPATION.

            (a) Participation is limited to Executives as recommended by the Chief Executive Officer and further subject to approval by the Committee.

            (b) The Participant must be employed full time by the Company from January 1 through December 31 of each three year plan period. The first such plan commencing on January 1, 1992 and ending on December 31, 1994. An exception to the January 1 employment requirement would apply for persons who become eligible for participation not later than January 1 of the second year of the applicable three year plan.

      6. AWARDS. The award shall be based on Foremost's average annual return on beginning shareholders' equity (ROE) over three year periods. The Committee shall establish ROE performance goals by December 31st of the year prior to the start of each three year plan including a Threshold (minimum), On-Plan (target) and Outstanding (Maximum) goal for each three year plan. A three year goal, and plan will be started each year and will overlap and be independent of the plans initiated in the prior years. All awards paid after December 31, 1994 (including awards for the 1992-1994, 1993-1995 and 1994-1996 plans) shall be paid approximately 70% in Common Stock (rounded to nearest full shares) and the balance in cash. The award will be calculated as follows:

            (a) The measurement of results against the goals will be calculated at the end of each three year plan by the Treasurer of the Company based on GAAP results. Unrealized gains and losses as a result of the "mark-to-market" requirements for the fixed income investment portfolio will be excluded for purposes of the measurement.

            (b) The award, if any, will be a percent of the Participant's average annual base salary over the applicable three year period.

            (c) Opportunity percentages will be established for each Participant by the Committee at the following opportunity levels:

                  i. A maximum percent if Foremost's ROE meets or exceeds the
            "Outstanding Performance" goal;

                  ii. A target percent if Foremost's ROE meets the "On-Plan"
            goal;

                  iii. A minimum percent if Foremost's ROE meets the "Threshold"
            goal but is less than the "On-Plan" goal; and

                  iv. No award will be made if the Threshold goal is not met for the applicable three-year period.

            (d) If results fall within the Opportunity Levels, award percentages will be pro-rated at least to the nearest 1/10th of a percentage point.

            (e) If a Participant's opportunity percentage is changed by the Committee during a three year plan the Participant will be subject to a pro-rated award based on the effective date of the change.

            (f) The Committee shall certify in writing that the performance goal was achieved prior to issuance of the awards under this Plan.

            (g) Awards will be made on or before February 15 of the year following the applicable three year plan after certification of results by the Committee.

      7. PROVISIONS APPLICABLE TO RESTRICTED SHARES.

            (a) RESTRICTED PERIOD. With respect to any grant of Restricted Shares, such grant shall be fully vested on December 31st of the third year of the applicable three year plan, but are subject to a three (3) year resale restriction provided in Section 7(c) while the Participant is employed by the Company. The resale restriction shall lapse upon termination (voluntary or involuntary) or in the event of a Change in Control. The three (3) year restricted period shall be measured from January 1 of the year in which the grant was made as specified in the Restricted Share Agreement (as defined in Section 7(b)) executed by Foremost and such Participant in connection with a grant under this Plan.

            (b) GRANTS OF RESTRICTED SHARES. The number of shares of Common Stock will be determined by multiplying the award calculated as set forth in Section 6 above by 0.70(70%) and dividing that product by the Fair Market Value of the Common Stock on December 31st of the third year of the applicable three year period, or the next preceding trading day if the Common Stock was not traded on December 31st. The number of shares shall be rounded to the nearest whole share and the balance of the award (approximately 30%) will be paid in cash. Each grant shall be evidenced by a written agreement, signed by the Participant (the "Restricted Share Agreement"), which shall state the number of Restricted Shares granted, and any other terms, conditions and rights with respect to such grant.

            (c) RESTRICTION. When Restricted Shares are granted, share certificates representing the appropriate number of Restricted Shares granted to a Participant shall be registered in the name of the Participant but held by the Corporate Secretary of Foremost for the account of the Participant. Such certificates may bear a legend restricting their transferability as provided herein. Except as provided in Section 21, during the Restricted Period, the Participant shall have the right to receive all dividends payable with respect to such Restricted Shares and to vote such Restricted Shares. The Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of by the Participant during the applicable Restricted Period, except as provided in the Plan and by operation of law.

            (d) DISABILITY OR TERMINATION OF EMPLOYMENT. In the event of Permanent Disability or if a Participant ceases to be an employee of the Company prior to the end of a Restricted Period by reason of death, Retirement, or termination (voluntary or involuntary), all restrictions contained in the applicable Restricted Share Agreement and in the Plan shall terminate as to the Restricted Shares granted to such Participant, and certificates for the appropriate number of shares of Common Stock free of the restrictions of the Plan and the Restricted Share Agreement shall be delivered to the Participant as set forth in Section 7(e) hereof.

            (e) DELIVERY OF SHARES FREE OF RESTRICTIONS. At the end of the applicable Restricted Period or at such earlier time as provided for in
      Section 7(d) hereof, all restrictions contained in the Plan and the applicable Restricted Share Agreement shall terminate as to the Restricted Shares and certificates for the appropriate number of shares of Common Stock free of the restrictions of this Plan and the Restricted Share Agreement, registered in the name of the Participant, shall be delivered to the Participant or his beneficiary or estate, as the case may be; PROVIDED, HOWEVER, that the Committee shall have the option, in its sole discretion, to make a cash payment to the Participant, in lieu of the delivery of such shares of Common Stock, in an amount equal to the Fair Market Value of the Common Stock on the date of payment but, in no event shall any such cash payment be made which would not satisfy the requirements of paragraph (e) of Rule 16b-3.

      8. CHANGE IN CONTROL. Any other provision of the Plan to the contrary notwithstanding, in the event a Change in Control shall occur, all restrictions continued in the applicable Restricted Share Agreement and in the Plan shall terminate as to the Restricted Shares granted to such Participant, and certificates for the appropriate number of shares of Common Stock, free of the restrictions of the Plan and the Restricted Share Agreement, shall be delivered to the Participant as set forth in Section 7(e) hereof. In the event of a Change in Control, no changes in the Plan, or in any documents evidencing grants of Restricted Shares, and no adjustments, determinations or other exercises of discretion by the Committee or the Board of Directors, that were made subsequent to the Change in Control and that would have the effect of diminishing a Participant's rights under the Plan shall be effective.

      9. CHANGES IN CAPITALIZATION. Except as provided in Section 8, if any change shall occur in or affect the Common Stock on account of a merger, consolidation, reorganization, dividend, split or combination, reclassification, recapitalization, or distribution to holders of the Common Stock (other than regular dividends) or, if in the opinion of the Board of Directors, after consultation with the Company's independent public accountants, changes in the Company's accounting policies, acquisitions, divestitures, distributions, or other unusual or extraordinary items have disproportionately and materially affected the value of the Restricted Shares, the Board of Directors shall make such adjustments, if any, that it may deem, in its sole discretion, necessary or equitable in (a) the maximum number of shares of Common Stock available for issuance under the Plan and (b) the number of shares of Common Stock subject to or reserved for issuance under outstanding Restricted Share grants. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event including, without limitation, the acceleration of the end of the Restricted Periods.

      10. DESIGNATION OF BENEFICIARY. A Participant may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under the Plan. Such a designation shall be made in writing and filed with the Company. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Company. If a Participant fails to designate a beneficiary, then his estate shall be deemed to be his beneficiary.

      11. RIGHTS AS AN EMPLOYEE. Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Company the right to become a Participant, and a grant under the Plan shall not be construed as giving any Participant any right to be retained in the employ or service of the Company.

      12. NONTRANSFERABILITY. A Participant's rights under the Plan, including the right to any amounts or Common Stock payable, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to his designated beneficiary or, in the absence of such a designation, by will or the laws of descent and distribution.

      13. WITHHOLDING. The employer of a Participant shall have the right, before any payment is made or a certificate of any Common Stock is delivered, to deduct or withhold from any payment under the Plan to satisfy any Federal, state, or local taxes, including transfer taxes, required by law to be withheld or to require the Participant or his beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required to be withheld.

      14. NO TRUST OR FUND CREATED. Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

      15. EXPENSES. The expenses of administering the Plan shall be borne by the Company.

      16. INDEMNIFICATION. Service on the Committee shall constitute service as a member of the Board of Directors so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Certificate of Incorporation, By-Laws, or resolutions of its Board of Directors or stockholders.

      17. TAX LITIGATION. The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to the Plan and that the Company believes to be important to Participants in the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

      18. AMENDMENT OR TERMINATION. The Board of Directors may modify, amend, or terminate the Plan at any time; PROVIDED, HOWEVER, that no modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.

      19. GOVERNMENTAL AND OTHER REGULATIONS. The Plan and any grant hereunder shall be subject to all applicable Federal and state laws, rules, and regulations and to such approvals by any regulatory or governmental agency that, in the opinion of the counsel for the Company, may be required.

      20. GOVERNING LAW. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Michigan.

      21. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1995; PROVIDED, HOWEVER, that it shall be a condition to the effectiveness of the Plan, and any grant hereunder, that the stockholders of Foremost shall approve the adoption of the Plan at the 1995 annual meeting. If the stockholders fail to approve the Plan, then any grants of Common Stock hereunder shall be null and void ab initio. A Participant's right to vote the Restricted Shares or receive dividends with respect thereto shall not be effective until such stockholder approval, PROVIDED, that, dividends payable on the Restricted Shares prior to such stockholder approval shall be held by the Treasurer of Foremost and be paid in arrears following stockholder approval of the Plan.

      22. PRIOR PLAN. This Plan replaces and supersedes the Company's Long-Term Incentive Plan which was adopted effective January, 1, 1987. If this plan is not approved by the stockholders the prior plan adopted January 1, 1987, as amended, shall be reinstated as of January 1, 1995 and all awards will be paid in cash.

      23. NOTICES. All notices under this Plan shall be in writing, and if to the Company, shall be personally delivered to the Secretary of the Company or mailed to its principal office, 5600 Beech Tree Lane, P.O. Box 2450, Grand Rapids, Michigan 49501, addressed to the attention of the Secretary; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company. Such addresses may be changed at any time by written notice to the other party.

      IN WITNESS WHEREOF, this Plan has been adopted and ratified this 8th day of December, 1994.

                                    FOREMOST CORPORATION OF AMERICA

                                    By

                                      --------------------------------------
                                          Richard L. Antonini
                                    Its: President & Chief Executive Officer

                                    By

                                      --------------------------------------
                                          Paul D. Yared
                                    Its: Senior Vice President & Secretary

                FOREMOST CORPORATION OF AMERICA LONG-TERM INCENTIVE PLAN
                               RESTRICTED SHARE AGREEMENT

      Agreement made as of the       day of              , 19  , by and
                               ------       -------------    --
between Foremost Corporation of America, a Delaware corporation (the "Company"), having its principal place of business at 5600 Beech Tree Lane, Caledonia, Michigan 49316, and
                   -------------------------------------------------------------
residing at
            -------------------------------------------------------------
                                                        , (the "Participant").
--------------------------------------------------------
     WHEREAS, pursuant to the terms of the Foremost Corporation of America Long-Term Incentive Plan (the "Plan"), by action of the Committee, the
Participant has been granted        Restricted Shares which shall be subject
                            --------
to restrictions until January 1, 20  ;
                                   --
     WHEREAS, the Participant wishes to satisfy a condition of the grant by entering into this Agreement,

     NOW, THEREFORE, the Company and the Participant hereby agree as follows:

     1. The terms used in this Agreement shall have the same meaning as in the Plan, unless the context requires otherwise, except:

          (a) "Restricted Shares" shall refer only to the Restricted Shares that are the subject of this Agreement; and

          (b) "Restricted Period" shall refer to the following period of time with respect to the following number of Restricted Shares:

                        Number of
                     Restricted Shares               Restricted Period
                     -----------------               -----------------



     2. A certificate for the Restricted Shares will be registered in the name of the Participant but held by the Secretary of the Company during the Restricted Period. The Participant will not sell, transfer, assign, pledge or otherwise encumber or dispose of the Restricted Shares during the Restricted Period, except as permitted in Section 7 of the Plan.

     3. Upon the issuance of the Restricted Shares, the Company may require the Participant to pay any taxes or other amounts required by law to be withheld and will not be required to deliver a certificate for shares of Common Stock, free of the restrictions of the Plan and this Agreement, representing the Restricted Shares until such required amounts have been paid.

     4. The Participant has received a copy of the Plan and agrees to be bound by the terms and conditions set forth therein whether or not specifically incorporated into this Agreement, and further agrees that, if any conflict arises between this Agreement and the Plan, the terms and conditions of the Plan will prevail.

      5. The grant of Restricted Shares is conditional upon (a) receipt by the Company of a copy of this Agreement signed by the Participant and (b) the approval of the Plan by the stockholders of the Company at the 1995 Annual Meeting and will be null and void AB INITIO if such shareholder approval is not obtained at such meeting.

      6. All the terms and conditions set forth herein are binding upon the Participant's beneficiaries, heirs, distributees, executors, administrators, and estate.

      7. This Agreement may not be amended, modified, or waived except by a writing signed by the parties.

      8. This Agreement shall be governed by the laws of the State of Michigan.

      IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

                                    FOREMOST CORPORATION OF AMERICA

                                    By

                                      ---------------------------------
                                          R. L. Antonini
                                    Its:  President & Chief Executive Officer

                                    -----------------------------------
                                                           , Participant